UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 13, 2007

FirstFed Financial Corp.
(Exact name of registrant as specified in its charter)

     Delaware                                                                                                  1-9566                                                                                    95-4087449
      (State of Incorporation)                                                                             (Commission File No.)                                              (IRS Employer Identification No.)

             401 Wilshire Boulevard, Santa Monica, California                                                                                                                                     90401-1490
            (Address of principal executive offices)                                                                                                                                         (Zip Code)

Registrant's telephone number, including area code:       (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages is 3

Item 8.01                      Other Events.

On August 13, 2007, the Company issued a press release announcing that its Board of Directors authorized the expansion of the Company’s stock repurchase program to permit repurchase of an additional 1,350,000 shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the press release is qualified in its entirety by reference to such exhibit.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this Report.

Exhibit No.                                                                      Description

99.1                                                                                   Press Release dated August 13, 2007

S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                                                                   FIRSTFED FINANCIAL CORP.

Dated: August 14, 2007                                                                                                          By: /s/ Douglas J. Goddard
Douglas J. Goddard
Chief Financial Officer

Exhibit 99.1

FIRSTFED FINANCIAL CORP. ANNOUNCES

STOCK REPURCHASE AUTHORIZATION

Santa Monica, California, August 13, 2007.  FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, announces that on August 13, 2007, its Board of Directors authorized a further expansion of its stock repurchase program.  The expansion will allow the Company to repurchase an additional 1,350,000 shares of its common stock, which represents approximately 10% of the Company’s shares outstanding as of August 13, 2007.  Pursuant to previous Board action, the Company has remaining authority to purchase 39,845 shares of Company stock.

Since January 1, 2007, the Company has repurchased 2,932,234 shares at an average price of $48.83 per share.  The aggregate repurchase over this seven-month period represent approximately 17.6% of the shares outstanding at January 1, 2007.  Ms. Babette Heimbuch, Chief Executive Officer of the Company, stated, “We are pleased to have this additional authority to enable us to take advantage of current market opportunities.  Our Board and management believe that the repurchase of stock at an attractive price continues to have value for our stockholders.”

First Federal Bank of California continues to exceed the capital requirements necessary to be deemed “well capitalized” for regulatory capital purposes.  Headquartered in Santa Monica, California, the Bank has 33 banking branches in Southern California and 5 additional lending offices in both Southern California and Northern California.

Contact:                      Douglas Goddard, Executive Vice President
     Telephone:  310/319-6014

This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995.  These forward-looking statements are subject to various factors, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations, the availability of branch opening opportunities, competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions.  In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change.  The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements.